UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2016

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2016, the Board of Directors (the “Board”) of Francesca’s Holdings Corporation (the “Company”) appointed Mr. Steven P. Lawrence as President and Chief Executive Officer of the Company, effective as of October 10, 2016. On September 16, 2016, the Board also appointed Mr. Lawrence to serve as a Class II director of the Board, effective as of October 10, 2016. At such time, Mr. Richard Kunes, who has been serving as the Company’s Interim Chairman of the Board, President and Chief Executive Officer since May 16, 2016, will become the Company’s Chairman of the Board.

Prior to joining the Company, Mr. Lawrence, 49, served as Chief Merchandising Officer of Stage Stores, Inc. since May 2012. Prior to such time, Mr. Lawrence served as General Merchandising Manager, Executive Vice President Men’s of J.C. Penney Company from September 2000 to March 2012.

The terms of Mr. Lawrence’s employment are outlined in an employment letter agreement among the Company and its subsidiaries, Francesca’s Collections, Inc. and Francesca’s Services Corporation, and Mr. Lawrence, effective as of Mr. Lawrence’s first day of employment (the “Employment Letter”). The following summary of the Employment Letter is qualified in its entirety by the text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Employment Letter has an indefinite term and provides for Mr. Lawrence to receive an annual base salary of $775,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 100% of Mr. Lawrence’s annual base salary for the applicable fiscal year. In addition, Mr. Lawrence will receive a signing bonus of $300,000 that he will be required to repay to the Company if he voluntarily resigns or is terminated by the Company for “cause” (as defined in the Employment Letter) within 12 months after his start date. He will also receive a “make-whole” payment to compensate him for the annual bonus opportunity with his prior employer that he will forfeit in connection with his joining the Company (to be determined based on a pro-rated target bonus amount and his prior employer’s actual performance for the current fiscal year). Mr. Lawrence will also be granted two performance-based stock awards. The first award will be subject to the same performance vesting requirements as the awards granted to the Company’s other senior executives for fiscal year 2016 (i.e. achievement of specified performance targets over a period of three fiscal years), with the target number of shares determined by pro-rating $1,500,000 for the period of Mr. Lawrence’s employment during fiscal year 2016 and dividing that amount by the Company’s stock price as of the grant date. The second award will cover a number of shares determined by dividing $1,500,000 by the Company’s stock price on the grant date, with one-third of the award vesting if Mr. Lawrence’s employment continues through the first anniversary of his start date and the Company’s earnings per share is greater than $0.75 for fiscal year 2017, and the remaining two-thirds of the award vesting if Mr. Lawrence’s employment continues through the third anniversary of his start date and the Company’s earnings per share is greater than $0.75 for fiscal year 2019. Commencing with fiscal year 2017, Mr. Lawrence will also be eligible for annual equity awards, with the grant levels and terms of the awards to be determined by the Compensation Committee of the Board in its discretion and the expectation being that the grant date value of these awards will not be less than $1,500,000. The Employment Letter also provides for Mr. Lawrence to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time.

The Employment Letter also includes certain restrictive covenants, including the provision that, during the period of Mr. Lawrence’s employment and for a period of 12 months following a termination of his employment for any reason, he will not compete with the Company or its affiliates or solicit any Company employees or customers. If Mr. Lawrence’s employment is terminated by the Company without “cause” or by Mr. Lawrence for “good reason” (as defined in the Employment Letter), he will be entitled to cash severance equal to his annual base salary at the rate in effect at the time of his termination, with such amount to become payable in substantially equal monthly installments over the 12-month period following the termination date, subject to his providing a release of claims in favor of the Company and compliance with his covenants under the Employment Letter noted above.

There was no arrangement or understanding between Mr. Lawrence and any other person pursuant to which Mr. Lawrence was appointed Chief Executive Officer, President or as a director. There are no family relationships between Mr. Lawrence and any director or executive officer of the Company, and Mr. Lawrence has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board also appointed Mr. Kunes as a member of the Nominating and Corporate Governance Committee, effective October 10, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2016, the Board approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, the Board amended Article II, Section 2.04 of the Bylaws to clarify that the Chairman of the Board is not required to be an officer of the Company. The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 20, 2016, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Francesca’s Holdings Corporation.

10.1+	Employment Letter Agreement, dated September 16, 2016, between Francesca’s Collections, Inc., Francesca’s Services Corporation, Francesca’s Holdings Corporation and Steven P. Lawrence.

99.1	Press Release issued by Francesca’s Holdings Corporation on September 20, 2016.

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: September 20, 2016	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Francesca’s Holdings Corporation.

10.1+	Employment Letter Agreement, dated September 16, 2016, between Francesca’s Collections, Inc., Francesca’s Services Corporation, Francesca’s Holdings Corporation and Steven P. Lawrence.

99.1	Press Release issued by Francesca’s Holdings Corporation on September 20, 2016.

+ Indicates a management contract or compensatory plan or arrangement.